UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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THE TOWN AND COUNTRY TRUST

(Name of Registrant as Specified In Its Charter)

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THE TOWN AND COUNTRY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the Annual Meeting of Shareholders of The Town and Country Trust will be held at The Center Club, 100 Light Street, Baltimore, Maryland on Wednesday, May 4, 2005 at 11:00 A.M., local time, for the purpose of considering and acting upon:

1. The election of four (4) Trustees, each to hold office until the next Annual Meeting of Shareholders and until his or her successor shall be elected and qualified;

2. The ratification of Ernst & Young LLP as the independent registered public accounting firm for the Trust for the fiscal year ending December 31, 2005; and

3. The transaction of any other business which properly may come before the meeting and any adjournments thereof.
      Shareholders of The Town and Country Trust of record at the close of business on March 18, 2005 are entitled to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Trustees

Daniel G. Berick
Secretary
Baltimore, Maryland
March 31, 2005
Shareholders are requested to complete, date, sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
      The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. The Trust has not instituted householding for shareholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Trust’s Common Shares of Beneficial Interest held through such brokerage firms. If your family has multiple accounts holding Common Shares of Beneficial Interest of the Trust, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Trust’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

March 31, 2005
THE TOWN AND COUNTRY TRUST
300 East Lombard Street
Baltimore, Maryland 21202

PROXY STATEMENT

      The accompanying proxy is solicited by the Trustees of The Town and Country Trust (the “Trust”) for use at the Annual Meeting of Shareholders to be held on May 4, 2005 and any adjournments thereof.
      Shareholders of record at the close of business on March 18, 2005 (the record date) will be entitled to vote at the Annual Meeting and any adjournments thereof. At that date the Trust had issued and outstanding 17,552,741 Common Shares of Beneficial Interest (the “Common Shares”), par value $.01 per Common Share. Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 8,776,371 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.
      This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on March 31, 2005.
ELECTION OF TRUSTEES
      At this Annual Meeting, four (4) Trustees are to be elected for a term expiring at the 2006 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Unless a Shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted for the election as Trustees of the four (4) nominees named in the table below. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominees subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Common Shares for a slate of four (4) persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable. For election as a Trustee, a nominee must receive the affirmative vote of a plurality of the Common Shares voted at the Annual Meeting in person or by proxy. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum.
      The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Trust’s records.

Name	Age	Position

Harvey Schulweis	64	Chairman of the Board and Chief Executive Officer of the Trust
Nancy F. Lerner	44	Attorney, formerly Assistant Prosecutor for the City of Cleveland, Ohio
James H. Berick	71	Retired Partner, Squire, Sanders & Dempsey L.L.P., attorneys
H. Grant Hathaway	77	Retired, formerly Vice Chairman, MNC Financial, Inc., bank holding company
      Mr. Schulweis has been the Chairman of the Board of the Trust since December 2002 and the Chief Executive Officer of the Trust since October 1997. Mr. Schulweis was President of the Trust from its formation in May 1993 until November 2004. Mr. Schulweis has been the President of Schulweis Realty, Inc., a private real estate investment and development firm, since 1991. Formerly a general partner of Lazard Freres & Co., he is a Certified Public Accountant and was a partner in a predecessor firm to Ernst & Young LLP, a major international accounting firm.
      Ms. Lerner, the daughter of the late Alfred Lerner, was elected in December 2002 by the Trustees to fill the Trustee position formerly occupied by Mr. Lerner, the Trust’s former Chairman. Ms. Lerner is an attorney and former Assistant Prosecutor for the City of Cleveland, Ohio. Since May 1999, she has served as a member of the Board of Trustees of the MBNA Foundation, as well as serving on the MBNA Cleveland Grants Committee. Ms. Lerner also has served on the Board of Trustees of the Cleveland Clinic Foundation since January 2003.
      Mr. Berick has been a Trustee of the Trust since its formation in May 1993. From January 1, 2000 until his retirement on December 31, 2002, Mr. Berick was a partner of Squire, Sanders & Dempsey L.L.P., the successor to Berick, Pearlman & Mills Co., L.P.A., of which Mr. Berick was the Chairman from July 1986 to December 31, 1999. He was the President and Treasurer of Realty ReFund Trust, a real estate investment trust, from 1990 through January 1998. Mr. Berick is a Director of MBNA Corporation.
      Mr. Hathaway, now retired, has been a Trustee of the Trust since its formation in May 1993. In addition, he served as the Vice Chairman of MNC Financial, Inc. from 1990 until 1993. He also served as Vice Chairman of Maryland National Bank from 1990 until 1993 and was its President and Chief Executive Officer in 1991. Mr. Hathaway was the President and Chief Executive Officer of American Security Bank, N.A. in 1991 and the Chairman and Chief Executive Officer of Equitable Bank, N.A. from 1979 until 1990. Mr. Hathaway also served as the President of Equitable Bancorporation from 1975 until 1990 and as its Chief Executive Officer from 1981 until 1990.
The Board of Trustees recommends a vote FOR each nominee for Trustee.
Board of Trustees; Committees of the Board of Trustees
      The Board of Trustees has established an Audit Committee, a Compensation Committee, an Ethics and Corporate Governance Committee and a Nominating Committee. James H. Berick, H. Grant Hathaway and Milton A. Wolf comprise the Audit Committee, and Messrs. Berick and Hathaway, Dr. Wolf and Ms. Lerner comprise the Compensation Committee, the Ethics and Corporate Governance Committee and the Nominating Committee. The Board of Trustees has determined that Messrs. Berick and Hathaway, Dr. Wolf and Ms. Lerner are “independent” in accordance with applicable law and the listing standards of the New York Stock Exchange. The charters for the Audit Committee, the Compensation Committee, the Nominating Committee and the Ethics and Corporate Governance Committee are available on the Trust’s website at www.tctrust.com.
Audit Committee
      The Audit Committee has been established to provide assistance to the Board of Trustees in fulfilling its oversight responsibility to the Shareholders, potential Shareholders, the investment community, and others relating to the Trust’s financial statements and the financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Trust’s financial statements and report on internal control over financial reporting, and the legal compliance and ethics programs as established by management and the Board of Trustees. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the Trust’s independent registered public accounting firm, and management of the Trust. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Trust and has the power to retain outside counsel or other experts for this purpose. Notwithstanding the foregoing, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management of the Trust and the independent registered public accounting firm.

      The Trust’s Board of Trustees has not determined whether any of the members of the Audit Committee of the Board of Trustees meets the definition of “audit committee financial expert” as defined in the rules adopted by the Securities and Exchange Commission because the listing standards of the New York Stock Exchange do not require a listed company’s audit committee to include as a member a person who satisfies the definition of “audit committee financial expert.” The Board of Trustees has determined that each of the present members of the Audit Committee is financially literate and has accounting or related financial management expertise. The Audit Committee met four (4) times during the fiscal year ended December 31, 2004.
Compensation Committee
      The Compensation Committee is responsible for administering the Trust’s Amended and Restated 1993 Long Term Incentive Plan and the Trust’s 1997 Long Term Incentive Plan (the “1997 Plan”) and for reviewing benefits and executive compensation, including incentive compensation. The Compensation Committee met one time during the fiscal year ended December 31, 2004.
Ethics and Corporate Governance Committee
      The Ethics and Corporate Governance Committee is responsible for developing and recommending to the Board of Trustees a set of corporate governance principles applicable to the Trust. Additionally, the Ethics and Corporate Governance Committee shall:

•	oversee compliance with the Trust’s governance guidelines;

•	monitor developments in corporate governance;

•	review periodically the Trust’s governance guidelines and propose modifications for consideration of the Board of Trustees; and

•	periodically review the Code of Ethics adopted by the Trust pursuant to requirements of applicable law and the New York Stock Exchange and propose modifications to the Code of Ethics when appropriate.
      The Ethics and Corporate Governance Committee met one time during the fiscal year ended December 31, 2004.
Nominating Committee
      The Nominating Committee has been established to:

•	nominate candidates for election to the Board of Trustees of each annual meeting of shareholders;

•	recommend candidates to the Board of Trustees to fill vacancies occurring on the Board of Trustees or any committees thereof, and evaluate the fitness and qualifications of any candidates proposed for nomination by the Trust’s shareholders;

•	recommend trustee nominees to the Board of Trustees for each committee; and

•	evaluate and establish Trustee compensation.
      The Nominating Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Trustees. However, in determining qualifications for Trustees, the Nominating Committee will annually assess the skills and characteristics of the Trustees and the composition of the Board of Trustees as a whole. This assessment will include an analysis of the Board of Trustees’ core competencies and the other factors set forth in the Trust’s governance guidelines.

      Shareholders may submit the name and qualifications of candidates for the Board of Trustees to the Chair of the Nominating Committee. Each shareholder recommendation that is supported by adequate information about the candidate’s qualifications will be evaluated by the Nominating Committee.
      The Nominating Committee intends to fill the vacancy on the Board of Trustees resulting from the retirement of Ambassador Milton A. Wolf and to seek to identify one or more appropriate candidates to add to the Board of Trustees.
      The Nominating Committee met one time during the fiscal year ended December 31, 2004.
      The Trust does not pay any third party a fee to assist in the process of identifying or evaluating any candidates.
Code of Ethics
      The Board of Trustees has adopted a Code of Ethics, available on the Trust’s website at www.tctrust.com, for the Trust’s employees, officers and Trustees. The provisions of the Code of Ethics will be included in the Trust’s employee handbook which is issued to all new employees and officers at the time of employment and reissued to existing employees and officers from time to time.
Attendance at Meetings; Executive Sessions
      The Board of Trustees held five meetings during the year ended December 31, 2004. All of the Trustees attended at least 75% of the meetings of the Board of Trustees and its committees of which they were members, except for Ms. Lerner who did not attend two such meetings. All of the Trustees, except Mr. Hathaway, attended the annual meeting of shareholders in May 2004.
Communicating with the Board of Trustees
      If you wish to communicate with the Board of Trustees or any committee thereof (to nominate a candidate for the Board of Trustees or for any other purpose), you may send correspondence to the Secretary, The Town and County Trust, 300 East Lombard Street, Baltimore, Maryland 21202. The Secretary will submit your correspondence to the Chief Executive Officer if your correspondence relates to business or operational matters, to the Chair of the Ethics and Corporate Governance Committee if your correspondence relates to governance matters and to the Chair of the Nominating Committee in the case of any shareholder communication nominating a candidate for the Board of Trustees.
Compensation of Trustees
      The Trust pays an annual fee of $25,000, plus a fee of $2,500 for each meeting attended, to its Trustees who are not employees of the Trust. Trustees who are employees of the Trust are not paid any Trustees’ fees. The Trust reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.
      Pursuant to the 1997 Plan, each Trustee who is not otherwise an employee of the Trust or its subsidiaries or affiliates automatically receives, on each January 2, an annual grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares at the date of grant of such option. Each of the Trust’s current non-employee Trustees received an initial grant of options to purchase 2,000 Common Shares at an exercise price equal to the fair market value of the Common Shares at the time such Trustee joined the Board. Should any additional Trustees be elected in the future, each such Trustee would receive an initial grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares as of such date.

AUDIT COMMITTEE REPORT
      Notwithstanding anything to the contrary set forth in any of the Trust’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
      The Audit Committee consists of the following members of the Trust’s Board of Trustees: James H. Berick, H. Grant Hathaway and Milton A. Wolf. Each of the members of the Audit Committee is “independent” under the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Trustees. A copy of such charter can be found on the Trust’s website, at www.tctrust.com. The Audit Committee must pre-approve all auditing services and all non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm. The Audit Committee may delegate to one or more Committee members the authority to grant pre-approvals for audit and permitted non-audit services to be performed for the Trust by the independent registered public accounting firm, provided that decisions of such members to grant pre-approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting.
      The Audit Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting of the Trust for the fiscal year ended December 31, 2004 with the Trust’s management. The Audit Committee has discussed with Ernst & Young LLP, the Trust’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.
      Based upon the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

James H. Berick
H. Grant Hathaway
Milton A. Wolf
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      Notwithstanding anything to the contrary set forth in any of the Trust’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
      This report describes the Trust’s executive compensation programs and the basis on which fiscal 2004 compensation determinations were made by the members of the Compensation Committee in respect of the executive officers of the Trust, including Mr. Schulweis, the Trust’s Chairman of the Board, President and Chief Executive Officer.
      The Trust’s compensation program provides annual cash compensation to executive officers that recognizes short-term individual and Trust performance and long-term compensation that encourages executive officers to focus on the future. The program is designed to reward current performance in proper context with the long-term health of the Trust and to provide for continuity of management of the Trust’s properties, which the Board of Trustees considers to be of critical importance. Annual cash compensation consists of salary and bonus. Long-term incentive programs include grants of share options and restricted and unrestricted share awards.
      The Compensation Committee examines Trust performance and accomplishments in connection with its determination of the compensation of executive officers. The following is an example of information considered by the Committee when it made its compensation decisions.
      For the five-year period from 2000 to 2004, the Trust posted a total shareholder return of 131% (assuming dividend reinvestment). This compares to the National Association of Real Estate Investment Trusts, Inc.’s Equity REIT Total Return Index, which posted a total shareholder return of 170% (assuming dividend reinvestment) and the Standard & Poor’s 500 Stock Index’s total shareholder return of -11% (assuming dividend reinvestment).
      Based upon the foregoing and other factors set forth below, the Compensation Committee approved annual salaries and bonuses for the Trust’s executive officers in respect of fiscal 2004. For purposes of comparison, the Compensation Committee considered salaries and bonuses paid to executive officers of other publicly-held real estate investment trusts. Salaries are based on responsibilities with the Trust, experience, and individual and Trust performance. Bonuses for executive officers are based on Trust and individual performance. Bonuses for 2004 for executive officers were approved by the Compensation Committee based primarily on the Trust’s performance relative to plans, goals and objectives, including financial goals such as growth in funds from operations, management of costs and acquisitions of new properties, and nonfinancial goals such as tenant satisfaction, employee turnover and management of internal systems and growth.
      Mr. Schulweis’ salary and bonus (in the amounts set forth in the Summary Compensation Table, below) were determined in accordance with the above criteria.
      To provide long-term incentives, the Compensation Committee may grant share options and restricted and unrestricted share awards to officers and key employees under the 1997 Plan. Restricted Common Shares were awarded in 2004 under the 1997 Plan. The restricted Common Shares are generally restricted for eight years and vest over the last five years of such period. Additionally, the restrictions lapse on termination of the officer’s employment due to death, disability or a change in control of the Trust. Upon termination of employment for any other reason, all restricted Common Shares as to which the restrictions have not lapsed are forfeited to the Trust. Holders of restricted Common Shares have all of the rights of holders of Common Shares, including the right to receive dividends and to vote. Mr. Schulweis received an award of 17,500 restricted Common Shares in 2004.

The Compensation Committee

H. Grant Hathaway
Nancy F. Lerner
James H. Berick
Milton A. Wolf

COMPENSATION OF EXECUTIVE OFFICERS
      The following table sets forth the compensation paid or to be paid by the Trust or its subsidiaries in respect of services rendered during the Trust’s fiscal year ended December 31, 2004 to the Trust’s Chief Executive Officer and each of the Trust’s other executive officers.
SUMMARY COMPENSATION TABLE

					Long-Term
		Annual			Compensation
		Compensation
					Restricted
Name and	Fiscal			Other Annual	Stock		Options	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)		(Shares)	Compensation

Harvey Schulweis,	2004	$350,000	$350,000	$1,685,279	$483,525		—	$9,663	(3)
Chairman of the Board,	2003	$325,000	$325,000	—	$307,650		—	$9,390	(4)
Chief Executive Officer	2002	$325,000	$325,000	$56,962	$426,000		50,000	$9,453	(5)
Thomas L. Brodie,	2004	$290,000	$150,000	$266,930	$276,300		—	$9,663	(3)
President,	2003	$275,000	$125,000	—	$153,825		—	$9,390	(4)
Chief Operating Officer	2002	$275,000	$100,000	—	$319,500		35,000	$9,453	(5)
Alan W. Lasker,	2004	$235,000	$87,500	$75,900	$165,780		—	$11,354	(3)
Senior Vice President –	2003	$225,000	$75,000	$66,680	$76,913		—	$9,390	(4)
Finance, Chief Financial	2002	$200,000	$75,000	$14,600	$159,750		20,000	$9,453	(5)
Officer and Assistant Secretary
W. Daniel Brown	2004	$185,000	$82,500	—	$82,890		—	$9,663	(3)
Senior Vice President –	2003	$175,000	$75,000	—	$63,375		—	$9,390	(4)
Human Resources	2002	$160,000	$70,000	—	$105,500		20,000	$9,453	(5)
William J. Fishell	2004	$170,000	$60,000	$32,800	$82,890		—	$9,663	(3)
Vice President – Treasurer,	2003	$160,000	$50,000	$75,043	$50,700		—	$34,562	(4)
Principal Accounting Officer	2002	$150,000	$65,000	—	$21,100		10,000	$16,369	(5)
James Dolphin(6)	2004	$285,000	$125,000	$437,183	$210,040	(8)	—	$710,967	(3)
Former Executive Vice	2003	$275,000	$100,000	—	$123,600	(8)	—	$9,390	(4)
President, Co-Chief	2002	$250,000	$85,000	—	$213,000	(8)	30,000	$9,453	(5)
Operating Officer
Gerald J. Haak(7)	2004	$239,519	$110,000	$74,789	—	(9)	—	$813,554	(3)
Former Senior Vice	2003	$250,000	$100,000	$139,836	$76,913	(9)	—	$53,275	(4)
President – Property	2002	$235,000	$85,000	$26,565	$159,750	(9)	25,000	$37,013	(5)
Operations

(1)	Amounts shown reflect the difference between the exercise price paid by the respective executive officer for Common Shares acquired upon exercise of options and the fair market value of the Common Shares on the date of exercise.

(2)	The total number of restricted shares and the aggregate market value thereof at December 31, 2004 are as follows: Mr. Schulweis held 192,500 restricted shares having an aggregate market value of $5,318,775; Mr. Brodie held 42,500 restricted shares having an aggregate market value of $1,174,275; Mr. Lasker held 41,250 restricted shares having an aggregate market value of $1,139,738; Mr. Brown held 10,500 restricted shares having an aggregate market value of $290,115; Mr. Fishell held 11,000 restricted shares having an aggregate market value of $303,930; and Mr. Dolphin held 34,000 restricted shares having an aggregate market value of $939,420. Dividends accrue and are paid on the restricted shares. The aggregate market value is based on the fair market value at December 31, 2004 of $27.63 per share.

(3)	Amounts shown include the following: Trust or subsidiary contributions to defined contribution 401(k) benefit plan — $9,663 for each of Messrs. Schulweis, Brodie, Lasker, Brown, Fishell, Dolphin and Haak; Trust or subsidiary payments for years of service award — $1,691 for Mr. Lasker; Trust or subsidiary loan forgiveness — $10,534 for Mr. Haak; amounts paid or payable by the Trust pursuant to severance agreements — $701,304 and $793,357 for Mr. Dolphin and Mr. Haak, respectively.

(4)	Amounts shown include the following: Trust or subsidiary contributions to defined contribution 401(k) benefit plan — $9,390 for each of Messrs. Schulweis, Brodie, Lasker, Brown, Fishell, Dolphin and Haak; Trust or subsidiary payments of split-dollar life insurance premiums — $31,975 and $21,393 for Mr. Haak and Mr. Fishell, respectively; Trust or subsidiary payments for years of service award — $3,779 for Mr. Fishell; Trust of subsidiary loan forgiveness — $10,534 for Mr. Haak; Trust or subsidiary interest-free loan — $1,376 for Mr. Haak.

(5)	Amounts shown include the following: Trust or subsidiary contributions to defined contribution 401(k) benefit plan — $9,453 for each of Messrs. Schulweis, Brodie, Lasker, Brown, Fishell, Dolphin and Haak; Trust or subsidiary payments of split-dollar life insurance premiums — $20,669 and $6,916 for Mr. Haak and Mr. Fishell, respectively; Trust or subsidiary payments for years of service award — $4,677 for Mr. Haak; Trust or subsidiary interest-free loan — $2,214 for Mr. Haak.

(6)	On December 22, 2004, Mr. Dolphin resigned as an executive officer of the Trust, effective January 31, 2005.

(7)	On November 19, 2004, Mr. Haak resigned as an executive officer of the Trust.

(8)	As a result of his resignation as an executive officer of the Trust, Mr. Dolphin forfeited all of his restricted shares on January 30, 2005.

(9)	Pursuant to an agreement with Mr. Haak in connection with his resignation as an executive officer of the Trust, on November 19, 2004, Mr. Haak forfeited 22,250 restricted shares and had the restrictions lifted on 5,500 shares with an aggregate value, as of the date the restrictions were lifted, of $152,845.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			No. of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	Fiscal Year End	Fiscal Year End
Name	Exercise	Realized(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Harvey Schulweis	162,856	$1,685,279	0/16,667	$0/$105,502
Thomas L. Brodie	46,666	$266,930	11,667/11,667	$96,486/$73,852
Alan W. Lasker	9,186	$75,900	29,148/6,666	$305,365/$42,196
W. Daniel Brown	—	—	23,334/6,666	$167,104/$42,196
William J. Fishell	6,666	$32,800	0/3,334	$0/$21,104
James Dolphin(2)	55,000	$437,183	0/10,000	$0/$63,300
Gerald J. Haak(3)	6,365	$74,789	24,666/0	$204,911/$0

(1)	Amounts shown reflect the difference between the exercise price paid by the respective executive officer for Common Shares acquired upon exercise of options and the fair market value of the Common Shares on the date of exercise.

(2)	On December 22, 2004, Mr. Dolphin resigned as an executive officer of the Trust, effective January 31, 2005.

(3)	On November 19, 2004, Mr. Haak resigned as an executive officer of the Trust.
Retirement Plan
      The Trust has a 401(k) Plan that covers substantially all of its associates with more than thirty days of service. Effective January 1, 2001, the 401(k) Plan was amended to comply with Internal Revenue Service requirements to qualify as a 401(k) Safe Harbor Plan whereby discretionary contributions made by the Trust are 100% vested. Prior to the amendment, the 401(k) Plan provided for vesting over a five year period beginning with the completion of three years of service. For the fiscal year ended December 31, 2004, $9,663 was contributed to the plan accounts of each of the executive officers.
Change-in-Control Arrangements
      On February 2, 2005, the Compensation Committee authorized the Trust to enter into a Severance Agreement with each of Harvey Schulweis, Thomas L. Brodie, Alan W. Lasker, W. Daniel Brown and William J. Fishell (the “Officers”), effective as of February 2, 2005. Each Agreement will continue in effect until (a) December 31, 2007; or (b) the termination of the Officer’s employment with the Trust for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Trust and the Officer of all obligations under the Agreement. On January 1, 2006 and on each January 1st thereafter, each Agreement will automatically extend for one additional year unless prior notice of non-extension is given.
      Each of the Agreements provides that upon a “Change in Control” of the Trust (as defined in the Agreement) the Officer shall be entitled to receive his then-current base salary for the remainder of the term of the Agreement, as extended, together with any health, dental, life, disability or other benefits as he was then entitled to receive. In addition, upon a “Qualifying Termination” (as defined in the Agreement), the Agreement entitles the Officer to certain payments and benefits, including (i) a severance benefit equal to the sum of (a) a multiple of the Officer’s then-current base salary plus (b) a multiple of the greater of the Officer’s cash bonus for the fiscal year before termination or average cash bonus for the last three fiscal years before termination, plus (c) the value of the stock and equity-based compensation awards granted to the Officer in the fiscal year immediately preceeding the termination; (ii) a lump-sum cash amount equal to the pro rata portion of the Officer’s expected annual bonus for the year of termination based on the bonus the Officer earned in the immediately preceeding fiscal year; (iii) full vesting and removal of all restrictions on any stock and equity-based compensation awards; (iv) certain tax gross-up payments; (v) certain automobile lease benefits, legal expense and tax preparation reimbursements, and (vi) any reasonable legal fees and expenses incurred by the Officer in disputing in good faith any issues relating to the termination, as well as the services of an accountant or attorney of the Officer’s choice for assistance in enforcing the Agreement and preparing related tax returns. The applicable base salary and cash bonus multiplier for Messrs. Schulweis and Brodie is three, for Messrs. Lasker and Fishell is two, and for Mr. Brown is one and a half.
      Mr. Schulweis’ Agreement will also provide that, upon certain terminations, he may elect to have his limited partnership interests in The TC Operating Limited Partnership (“TCOLP”) redeemed by TCOLP in exchange for properties or portions thereof having a net fair market value equal to the fair market value of such limited partnership interests.
Severance Agreements
      In December 2004, the Trust entered into agreements with each of Messrs. Dolphin and Haak in connection with their resignations as executive officers of the Trust. Pursuant to these agreements, the Trust will continue to pay each of them their respective salaries for approximately two years and an amount equivalent to one year’s bonus. The Trust also agreed to continue to provide to them certain employee benefits after the effective date of their resignations. In addition, pursuant to Mr. Haak’s agreement, the Trust has agreed to forgive a portion of Mr. Haak’s existing indebtedness and to offset certain indebtedness against other amounts due to Mr. Haak under the agreement.

PERFORMANCE GRAPH
      The following graph compares total Shareholder returns from December 31, 1999 through December 31, 2004 to the Standard & Poor’s 500 Stock Index (“S&P 500”) and to the National Association of Real Estate Investment Trusts, Inc.’s Equity REIT Total Return Index (“NAREIT”). The graph assumes that the value of the investment in the Common Shares and each index was $100 at December 31, 1999 and that all dividends were reinvested. The Shareholder return shown on the following graph is not necessarily indicative of future performance.
      The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1999	2000	2001	2002	2003	2004

TRUST	$100	118.46	139.48	152.41	197.63	230.51
NAREIT	$100	126.37	143.97	149.47	204.98	269.70
S&P 500	$100	90.90	80.09	62.39	80.29	89.02

OWNERSHIP OF COMMON SHARES OF BENEFICIAL INTEREST
      The following table sets forth information as of March 18, 2005 in respect of beneficial ownership of Common Shares by each person known to the Trust to own 5% or more of its Common Shares, by each Trustee, by each named executive officer and by all Trustees and executive officers as a group.

	Shares		% of	Ownership of	Total Shares and
	Beneficially		Outstanding	Share	Share
Name	Owned(1)(2)		Shares	Equivalents(3)	Equivalents/%(4)

Harvey Schulweis	426,440		2.4%	215,230	641,670/3.2%
Nancy F. Lerner	11,500	(5)	*	2,152,299	2,163,799/10.8%
James H. Berick	29,550	(6)	*	—	—
H. Grant Hathaway	74,000		*	—	—
Milton A. Wolf	96,300	(7)	*	—	—
Thomas L. Brodie	92,324		*	—	—
Alan W. Lasker	97,177		*	—	—
W. Daniel Brown	44,644		*	—	—
William J. Fishell	26,334		*	—	—
James Dolphin(9)	10,000		*	—	—
Gerald J. Haak(10)	17,340		*	—	—
All Trustees and Executive Officers as a Group (11 persons)(11)	925,609		5.3%	—	—
The Lerner Foundation**	1,000,000		5.7%	—	—
The Alfred Lerner Trust dated June 29, 2001**	0		0%	2,152,299	2,152,299/10.8%
Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc.***	1,718,100	(8)	9.8%	—	—
LaSalle Investment Management Securities LP****	1,541,122	(12)	8.8%	—	—

*	Less than 1% of the Common Shares outstanding

**	c/o Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114

***	757 Third Avenue, New York, NY 10017

****	100 E. Pratt Street, 20th floor, Baltimore, MD 21202

(1)	Includes the following number of Common Shares which are not owned but can be purchased within 60 days upon the exercise of options: 4,000 by each of Nancy Lerner and Milton A. Wolf; 20,000 by each of James H. Berick and H. Grant Hathaway; 16,667 by Mr. Schulweis; 23,334 by Mr. Brodie; 35,814 by Mr. Lasker; 30,000 by Mr. Brown; 3,334 by Mr. Fishell; 10,000 by Mr. Dolphin; and 167,149 by all Trustees and executive officers (including Messrs. Dolphin and Haak) as a group.

(2)	Includes the following number of restricted Common Shares: 212,500 for Mr. Schulweis; 62,500 for Mr. Brodie; 48,750 for Mr. Lasker; 13,500 for Mr. Brown; 14,000 for Mr. Fishell; and 351,250 for all Trustees and executive officers as a group.

(3)	In consideration of the contributions of their interests in the Trust’s original properties as part of the formation of the Trust, the late Mr. Lerner and Mr. Schulweis retained beneficial ownership of their limited partnership interests in the Operating Partnership, in which the Trust is an 87.7% general partner. As of March 18, 2005, the Alfred Lerner Trust dated June 29, 2001 and Mr. Schulweis beneficially owned 10.75% and 1.08% limited partnership interests, respectively, in the Operating Partnership. The limited partners of the Operating Partnership share proportionately with the Trust, as general partner, in the net income or loss and any distributions of the Operating Partnership; therefore, the Estate of Alfred Lerner’s 10.75% limited partnership interest in the Operating Partnership is the economic equivalent of 2,152,299 Common Shares and Mr. Schulweis’ 1.08% limited partnership interest in the Operating Partnership is the economic equivalent of 215,230 Common Shares. Pursuant to the partnership agreement of the Operating Partnership, the Estate of Alfred Lerner and Mr. Schulweis each may convert the limited partnership interest into such number of Common Shares. As a co-executor of the Estate of Alfred Lerner, Ms. Lerner may be deemed to beneficially own such number of Common Shares beneficially owned by the Estate, which is the economic equivalent of 2,152,299 Common Shares.

(4)	Percentage shown calculated based on conversion of all share equivalents into Common Shares.

(5)	Includes 7,500 Common Shares currently held by Ms. Lerner as custodian for her three minor children. Additionally, Ms. Lerner, as a co-trustee of the Alfred Lerner Trust dated June 29, 2001, may be deemed to beneficially own the economic equivalent of 2,152,299 Common Shares as further described in Footnote 3 above.

(6)	Includes 300 Common Shares currently held by Mr. Berick’s spouse and 1,300 Common Shares currently owned by a partnership comprised of Mr. Berick’s adult sons, beneficial ownership of all of which Mr. Berick disclaims.

(7)	Includes 1,300 Common Shares currently held in the name of Dr. Wolf’s daughter as guardian for his adult son, beneficial ownership of which Dr. Wolf disclaims. Additionally, includes 66,500 Common Shares held by Milton A. Wolf Investors, LLC, in which Dr. Wolf holds a 97% interest. Dr. Wolf will retire from the Board of Trustees effective as of the date of the Annual Meeting.

(8)	Based upon the Schedule 13G/ A filed by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. on February 14, 2005.

(9)	On December 22, 2004, Mr. Dolphin resigned as an executive officer of the Trust, effective January 31, 2005.

(10)	On November 19, 2004, Mr. Haak resigned as an executive officer of the Trust.

(11)	Includes Common Shares held by Messrs. Dolphin and Haak.

(12)	Based upon a Form 13F filed by LaSalle Investment Management Securities LP on February 16, 2005.
SELECTION OF ACCOUNTANTS
      The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the independent registered public accounting firm for the Trust for the fiscal year ending December 31, 2005. Ernst & Young LLP was the independent registered public accounting firm for the Trust for the fiscal year ended December 31, 2004 and are considered by the Trustees to be well qualified. This selection is being presented to shareholders for ratification or rejection at this Annual Meeting. The Audit Committee and the Board of Trustees each recommends that such selection be ratified.
      For ratification, this proposal will require the affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting in person or by proxy. Votes on the ratification of Ernst & Young LLP marked “abstain” and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, but will count toward the determination of the presence of a quorum. If the resolution is rejected, or if Ernst & Young LLP declines to act or becomes incapable of acting as the independent registered public accounting firm of the Trust, or if its employment is discontinued, the Audit Committee will appoint other public auditors whose continued employment after the 2006 Annual Meeting of Stockholders will be subject to ratification by stockholders.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
      The fees billed by Ernst & Young LLP for services rendered to the Trust and its subsidiaries in 2004 were as follows (the Trust did not pay any fees to Ernst & Young LLP that fall under the category “All Other Fees”, as such category is defined in the rules promulgated by the Securities and Exchange Commission):
Audit Fees
      Fees for the audit of the Trust’s annual financial statements, the review of the Trust’s quarterly financial statements, the audit of the effectiveness of the Trust’s internal control over financial reporting relating to Section 404 of the Sarbanes-Oxley Act of 2002, and services provided in connection with the Trust’s statutory and regulatory filings in respect of year ended December 31, 2004, $514,000, and in respect of the year ended December 31, 2003, $260,000.
Audit-Related Fees
      For due diligence and audits related to acquisitions or potential acquisitions, audits of employee benefit plans and accounting consultations for capital market transactions in respect of the year ended December 31, 2004, $19,500, and in respect of the year ended December 31, 2003, $175,000.
Tax Fees
      For tax compliance, tax advice and tax planning for the year ended December 31, 2004, $209,000; for the year ended December 31, 2003, $174,000.
Pre-Approval of Fees
      All the services and fees described above were approved by the Trust’s Audit Committee, which considered whether the provision of non-audit related services was compatible with maintaining the independence of Ernst & Young LLP. Substantially all hours expended on the independent registered public accounting firm’s engagement to audit the Trust’s financial statement for the year ended December 31, 2004, were attributed to work performed by persons that were full-time, permanent employees of the independent registered public accounting firm.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Trust’s officers and Trustees, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission. All such persons timely filed their respective reports during the year ended December 31, 2004.
OTHER MATTERS
      The Trustees know of no matter to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

SHAREHOLDER PROPOSALS
      If a Shareholder intends to present a proposal in accordance with Rule 14a-8 of the Securities and Exchange Commission at the Annual Meeting of Shareholders presently scheduled for May 2006, such proposal must be received by the Trust on or before December 1, 2005 in order to be considered for inclusion in the Trust’s Proxy Statement and form of proxy relating to that meeting. If a Shareholder intends to present a proposal outside of the requirements of such Rule at such Annual Meeting, such proposal must be received by the Trust on or before February 14, 2006.
REVOCATION OF PROXIES
      A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.
SOLICITATION OF PROXIES
      The cost of soliciting proxies will be borne by the Trust. The Trust does not expect to pay for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy materials to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by officers, Trustees and regular employees of the Trust.

By order of the Board of Trustees

Daniel G. Berick
Secretary
March 31, 2005

                                              ------------------------------
TOWN AND COUNTRY                                VOTE BY TELEPHONE
c/o National City Bank                        ------------------------------
Corporate Trust Operations
Locator 5352                                  Have your proxy card available
P. O. Box 92301                               when you call the TOLL-FREE
Cleveland, OH 44101-4301                      NUMBER 1-888-693-8683 using a
                                              touch-tone phone, and follow
                                              the simple instructions to
                                              record your vote.

                                              ------------------------------
                                                 VOTE BY INTERNET
                                              ------------------------------

                                              Have your proxy card available
                                              when you access the website
                                              HTTP://WWW.CESVOTE.COM and
                                              follow the simple instructions
                                              to record your vote.

                                              ------------------------------
                                                      VOTE BY MAIL
                                              ------------------------------
                                              Please mark, sign and date
                                              your proxy card and return it
                                              in the POSTAGE-PAID ENVELOPE
                                              provided or return it to:
                                              National City Bank, P.O. Box
                                              535300, Pittsburgh, PA 15253.

-----------------------     -----------------------     -----------------------
   VOTE BY TELEPHONE            VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a       Access the WEBSITE and         Return your proxy
   Touch-Tone phone:            Cast your vote:            in the POSTAGE-PAID
    1-888-693-8683           HTTP://WWW.CESVOTE.COM         envelope provided
-----------------------     -----------------------     -----------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
          YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 6:00 A.M.
  EASTERN DAYLIGHT TIME ON MAY 4, 2005 TO BE COUNTED IN THE FINAL TABULATION.

                        --------------------------------

                        --------------------------------

                   PROXY CARD MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------

                                      THE TOWN AND COUNTRY TRUST
TOWN AND COUNTRY                       300 EAST LOMBARD STREET
                                      BALTIMORE, MARYLAND 21202
                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints HARVEY SCHULWEIS AND DANIEL G. BERICK, and each of them, as Proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all the
Common Shares of Beneficial Interest of The Town and Country Trust held of record by the undersigned on March 18, 2005, at the Annual Meeting of
Shareholders to be held on May 4, 2005, or at any adjournment thereof.

                                        Dated:                            , 2005
                                               ---------------------------

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if held jointly

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signed
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president
                                        or other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                             YOUR VOTE IS IMPORTANT

          Regardless of whether you plan to attend the Annual
          Meeting of Shareholders, you can be sure your shares are
          represented at the meeting by promptly returning your
          proxy in the enclosed envelope.

            PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
-------------------------------------------------------------------------------

THE TOWN AND COUNTRY TRUST                                                PROXY
-------------------------------------------------------------------------------

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.   Election of Trustees

     Nominees:  (1) Harvey Schulweis                     (2) Nancy F. Lerner
                (3) James H. Berick                      (4) H. Grant Hathaway

     [ ] FOR all nominees listed above              [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)   to vote for all nominees
                                                    listed above

    -----------------------------------------------------------------------
    INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THE
                       NOMINEE'S NAME ON THE LINE BELOW:

2.   Ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm.

     [ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

[ ] Check here if you plan to attend the Annual Meeting.